                                                                   Exhibit 10.23
                            SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE ("Amendment") dated this 31 day of April, 1996, is entered into by and between KNICKERBOCKER PROPERTIES, INC. XVII, a Delaware corporation ("Landlord") and PATHOGENESIS CORPORATION, a Delaware corporation ("Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord is successor in interest to The Equitable Life Assurance Society of the United States ("Original Landlord");

     WHEREAS, Old Orchard Office Venture, the predecessor to Original Landlord and Tenant entered into that certain Lease dated October ____, 1992 (the "Original Lease") for Suite 910 (the "Original Premises") in that certain building located at 5215 Old Orchard Road, Skokie, Illinois (the "Building"); and

     WHEREAS, Original Landlord and Tenant entered into that certain First Amendment to Lease, dated March, 1995 (the "First Amendment," the Original Lease as amended by the First Amendment is hereinafter referred to as the "Amended Lease");

     WHEREAS, Landlord and Tenant now desire to add approximately 1,786 square feet of net rentable area, as shown on Exhibit A attached hereto and hereby made a part hereof (the "New Premises") to the Original Premises and to amend certain other provisions of the Amended Lease;

     NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. From the date hereof and until July 1, 1996 (such date being the "Effective Date"), the terms and provisions of the Amended Lease shall remain in full force and effect and shall not be deemed to be amended by this Amendment. From and after the Effective Date, the Amended Lease shall be deemed amended by this Amendment (the Amended Lease, as amended by this Amendment being hereinafter referred to as the "Lease").

          2. Effective from and after the Effective Date, Landlord leases to Tenant, and Tenant accepts and leases from Landlord, in accordance with the provisions, terms and conditions of the Amended Lease as amended by this Amendment, the New Premises, which New Premises contains approximately 1,786 square feet of net rentable area. From and after the Effective Date, the term "Leased Premises" in the Lease shall mean the Original Premises as expanded by the New Premises. Subject to the conditions of this paragraph, Landlord hereby demises and leases the New Premises on an "as-is" "where-is" basis. The parties hereto acknowledge and agree that the taking of possession by Tenant shall be conclusive evidence that the New Premises are in good order and repair and are in satisfactory condition as of the date of the taking of possession; provided, however, that Tenant's acceptance of the New Premises is subject to Tenant's right to prepare and submit a punch list of incomplete or incorrect items within 30 days of taking possession of the New Premises. Landlord shall repair all items on the punch list within 30 days of receiving the punch list from Tenant. Landlord and Landlord's agents have made no representations, warranties or promises, express or implied with respect to the condition of the Building, the New Premises, the existing fixtures or the building Systems serving the New Premises or as to any other thing or fact related thereto, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Notwithstanding the foregoing, Landlord shall perform the work described in Exhibit B attached hereto prior to the Effective Date.

          3. From and after the Effective Date, the Schedule set forth on pages 1 and 2 of the Lease shall be deleted in its entirety and replaced with the following:

                                    "SCHEDULE


     A. Description of Leased Premises: Suite 910, located on the ninth (9th) floor of the Building, consisting of 4,304 square feet of net rentable area, more or less.

     B. Tenant's type of business: sales and administrative office for pharmaceutical company.

     C.   Base Rent:                               Monthly         RSF
                                                  ----------     -------
     From the Effective Date through 12/31/96:    $ 4,168.59     $ 11.62
     From 1/1/97 through 6/30/97:                   4,237.83       11.82
     From 7/1/97 through 12/31/97:                  4,312.24       12.02
     From 1/1/98 through 6/30/98:                   4,383.59       12.22
     From 7/1/98 through 12/31/98:                  4,458.01       12.43

     Notwithstanding anything contained in the Lease to the contrary, Base Rent shall be determined on a monthly basis as Set forth in this Schedule.

     D. Tenant's Share: 2.05% (the percentage of the number of square feet of net rentable area in the Leased Premises to 209,616, the number of square feet of net rentable area in the Building).

     E. Term: A term commencing on the date specified in Paragraph 2A (hereinafter referred to as the "Commencement Date") and ending on December 31, 1998 (hereinafter referred to as the "Termination Date") unless otherwise terminated as provided in this Lease.

     F.   Security Deposit: $ -0-

     G.   Broker: CB Commercial


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

     H.   Addresses for Notices:

          If to Landlord:

               Knickerbocker Properties, Inc. XVII
               c/o O'Connor Realty Advisors Incorporated
               399 Park Avenue
               New York, NY 10022
               Attn: Asset Manager

               with a copy to:

               Hines Interests Limited Partnership
               5215 Old Orchard Road
               Skokie, Illinois 60077
               Attn: Property Manager

          If to Tenant:

               Pathogenesis Corporation
               Suite 910
               5215 Old Orchard
               Skokie, Illinois 60077

          This Lease is subject to the Terms and Conditions and the provisions of any riders attached hereto, which Terms and Conditions and riders are hereby made a part of this Lease."

          4. From and after the Effective Date, Paragraphs 2B, 31, 32 and 33 of the Amended Lease shall be deleted in their entirety.

          5. From and after the Effective Date, Paragraph 4E of the Amended Lease shall be deleted and replaced with the following:

               "E. EXAMINATION OF BOOKS AND RECORDS. Tenant or its representative, at the sole cost of Tenant, shall have the right to examine Landlord's books and records with respect to the items set forth in Landlord's statements regarding actual Operating Expenses and actual Taxes, upon reasonable prior notice and during normal business hours at any time within thirty (30) days following delivery to Tenant of such statements (such period being the "Review Period"). Upon Tenant's timely request to examine Landlord's books and records, Landlord shall, in Landlord's sole discretion, elect to either (a) allow Tenant to conduct such examination by engaging Tenant's choice of either Arthur Anderson, Price Waterhouse, Ernst and Young, Deloitte & Touche or Coopers & Lybrand to perform such examination or (b) directly engage one of the above accounting firms to perform such examination Tenants behalf, the cost and expense of


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

          which, in either case, shall be payable by Tenant. Unless Tenant shall take written exception to any item prior to the date that is thirty
          (30) days following expiration of the Review Period, Landlord's statements regarding actual Operating Expenses and Taxes, as the case may be, shall be considered final and accepted by Tenant. Any amount due to Landlord as shown on relevant statements, regardless of whether written exception is taken, shall be paid by Tenant when due without prejudice to any such written exception. If, after such written exception is taken, Landlord and Tenant are unable to reach agreement as to the resolution of such item within sixty (60) days following Landlord's receipt of the written exception, then either Landlord or Tenant may refer the decision of said issue to an expert employed by one of the accounting firms set forth above, having not less than ten
          (10) years' experience in commercial real estate management (the "Auditor"), said Auditor to be reasonably acceptable to both Landlord and Tenant. The decision of the Auditor shall be final. The parties shall divide equally all fees and expenses of the Auditor; provided, however, that if the Auditor determines that Landlord has made errors adverse to Tenant in excess of seven percent (7%) of the aggregate amount of the Operating Expenses or Taxes shown on the applicable statements, then the Auditor's fees and expenses shall be paid entirely by Landlord."

          6. It is expressly understood and agreed that this Amendment is intended to modify and amend the Amended Lease only to the extent set forth herein and that all other provisions, terms and conditions of said Amended Lease (including all riders, exhibits and other attachments thereto), as hereby modified and amended, shall remain in full force and effect and are hereby ratified and confirmed.

     7. It is expressly understood and agreed that none of Landlord's covenants, undertakings or agreements made in this Amendment or the Amended Lease are made or intended as personal covenants, undertakings or agreements by Landlord, and any liability of Landlord for damages for breach or nonperformance by Landlord or otherwise arising under or in connection with this Amendment or the Amended Lease or the relationship of Landlord and Tenant hereunder, shall be collectible only out of Landlord's interest in the Land and Building, in each case as the same may then be encumbered, and no personal liability is assumed by, nor at any time may be asserted against, Landlord, or its shareholders, officers, directors, employees, agents, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant.

          8. All capitalized terms used herein shall have the same meanings as in the Amended Lease, unless otherwise defined herein. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Amended Lease, the terms and provisions of this Amendment shall control.

          9.   This Amendment may be executed in counterparts.


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

                                    EXHIBIT A


[GRAPHIC OMITTED] - FLOOR PLAN

                                    EXHIBIT B

                                 Landlord's Work

Landlord shall improve the Lease Premises as detailed below and illustrated in the attached Exhibit B2:

A.   Remove portion of wall, create doorway and patch carpet

B.   Remove door and frame

C.   Remove partial wall

D.   Add full-height wall and door and frame

E.   Remove wall and patch carpet

F.   Remove door and frame

G.   Remove glass door. Install standard wood door and frame

                                   EXHIBIT B2


[GRAPHIC OMITTED] - FLOOR PLAN

     IN WITNESS WHEREOF, the parties have set their hands hereto as of the day and year first above written.



                                        LANDLORD:

                                        KNICKERBOCKER PROPERTIES, INC. XVII, a
                                        Delaware corporation


                                        By:  /s/ [SIGNATURE ILLEGIBLE]
                                             ----------------------------------
                                        Its: V.P.
                                             ----------------------------------

                                        TENANT:

                                        PATHOGENESIS CORPORATION, a Delaware
                                        corporation


                                        By:  /s/ [SIGNATURE ILLEGIBLE]
                                             ----------------------------------
                                        Its: Sr. VP & CFO
                                             ----------------------------------


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